Exhibit 99.1

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

Ryerson Reports Second Quarter 2016 Results

Captures Further Margin Expansion and Market Share Gains

With Effective Strategy and Strong Execution

Second Quarter 2016 Highlights:

•	Reported net income attributable to Ryerson Holding Corporation of $5.6 million, or $0.17 per diluted share. Net income attributable to Ryerson Holding Corporation, excluding impairment charges on assets and loss on retirement of debt was $16.9 million, or $0.52 per diluted share.

•	Expanded gross margin 230 basis points and gross margin, excluding LIFO 580 basis points year over year.

•	Continued market share gains with year-over-year volume up 3.5 percent versus a 5.3 percent industry decline as per MSCI reported shipments.

•	Posted adjusted EBITDA, excluding LIFO of $56 million, up from $37 million in the first quarter of 2016 and $29 million in the year-ago period.

•	Issued $650 million of 11% Senior Secured Notes due 2022 during the second quarter, extending debt maturities.

•	Issued 5,000,000 shares of common stock at a public offering price of $15.25 per share in July 2016, to further deleverage the balance sheet.

CHICAGO – August 9, 2016 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and processor of metals, today reported results for the second quarter of 2016.

“Our second quarter results are a clear and continuing demonstration of the strength of our strategy and quality of our execution”, said Ryerson’s President and Chief Executive Officer Eddie Lehner. “We made significant improvements to our balance sheet while gaining market share, expanding margins, controlling costs and increasing inventory velocity. I want to thank each and every Ryerson teammate for their excellent work, as our passion for creating great customer experiences burns brighter every day.”

Second Quarter 2016 Results

Revenues were $739.8 million for the second quarter of 2016, down 12.0 percent from the year-ago period due to a 14.9 percent decline in the average selling price per ton. Tons shipped increased 3.5 percent, compared to a decline of 5.3 percent for the industry, as measured by Metals Service Center Institute (MSCI) results. Sequentially, revenues increased 5.3 percent from the first quarter of 2016. The 0.3 percent decline in the average selling price per ton was more than offset by a 5.6 percent increase in tons shipped, which compared favorably to the industry, which increased 2.0 percent.

Gross margin was 22.0 percent for the second quarter of 2016, compared to 19.7 percent for the year-ago period and 21.0 percent in the first quarter of 2016. Included in cost of materials sold was net LIFO income of $7.0 million for the second quarter of 2016, $37.0 million for second quarter of 2015, and $14.8 million for the first quarter of 2016. Gross margin, excluding LIFO was 21.1 percent for the second quarter of 2016, an expansion of 580 basis points from the second quarter of 2015, and 220 basis points higher than the first quarter of 2016. A reconciliation of gross margin, excluding LIFO to gross margin is included below in this news release.

Warehousing, delivery, selling, general and administrative expense declined $1.1 million, or 1.0 percent, year-over-year. Sequentially, warehousing delivery, selling, general and administrative expense increased $3.8 million, or 3.5 percent, due to higher volume and associated variable expenses.

Net income attributable to Ryerson Holding Corporation was $5.6 million, or $0.17 per diluted share, for the second quarter of 2016, compared to $15.8 million, or $0.49 per diluted share, in the second quarter of 2015 and $13.5 million, or $0.42 per diluted share in the first quarter of 2016. Excluding impairment charges on assets and gains or losses on the retirement of debt, net income attributable to Ryerson Holding Corporation was $16.9 million, or $0.52 per diluted share, for the second quarter of 2016 compared to $17.2 million, or $0.54 per diluted share, for the second quarter of 2015 and $8.2 million, or $0.26 per diluted share, for the first quarter of 2016. A reconciliation of net income attributable to Ryerson Holding Corporation and earnings per share, excluding impairment charges on assets and gains or losses on retirement of debt is included below in this news release.

Balance Sheet Deleveraging and Working Capital Management

In May 2016, Ryerson issued $650 million of 11% Senior Secured Notes due 2022, redeemed all of the 9% Senior Secured Notes due in 2017 and repurchased $95 million of the 11.25% Senior Notes due in 2018. In July 2016, Ryerson issued 5,000,000 shares of common stock at a public offering price of $15.25 per share. Net proceeds of approximately $70.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Ryerson, will be used to repurchase, redeem, defease or otherwise repay portions of Ryerson’s outstanding indebtedness, including but not limited to, the remaining 11.25% Senior Notes due 2018, from time to time.

“After the repurchase or redemption of the remaining 11.25% Senior Notes due 2018, expected to occur before the end of 2016, Ryerson will have no significant debt maturities until 2020,” stated Erich Schnaufer, Ryerson’s Chief Financial Officer. “Moreover, the debt and equity offerings enhance the company’s credit profile and will fund growth initiatives while putting us on the path to further deleverage our balance sheet.” A pro forma presentation of the net debt structure is included below in this news release.

In the second quarter of 2016, Ryerson’s inventory stood at 74 days of supply (DOS), compared to 76 days in the year-ago period.

First Six Months 2016 Results

Revenues for the first six months of 2016 were $1.4 billion, down 15.6 percent from the first six months of 2015, as a 2.0 percent increase in tons shipped was more than offset by a 17.2 percent decline in the average selling price per ton. Net income attributable to Ryerson Holding Corporation was $19.1 million, or $0.59 per diluted share, compared to $13.3 million, or $0.41 per diluted share, for the same period of 2015. Excluding impairment charges on assets and gains or losses on retirement of debt, earnings per diluted share were $0.78 in the first six months of 2016 compared to $0.70 for the same period of 2015. Adjusted EBITDA, excluding LIFO increased 43.2 percent to $93.2 million in the first half of 2016, compared to $65.1 million in the first half of 2015. Reconciliations of Adjusted EBITDA, excluding LIFO and net income attributable to Ryerson Holding Corporation and earnings per share, excluding impairment charges on assets and gains or losses on retirement of debt to net income attributable to Ryerson Holding Corporation are included below in this news release.

Second Quarter 2016 Business Metrics

	Second Quarter 2016	First Quarter 2016	Second Quarter 2015	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	505	478	488	5.6%	3.5%
Average selling price/ton	$1,465	$1,470	$1,722	-0.3%	-14.9%
Average cost/ton	1,142	1,161	1,382	-1.6%	-17.4%
Average cost/ton, excluding LIFO	1,156	1,192	1,458	-3.0%	-20.7%

Second Quarter 2016 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	Second Quarter 2016	First Quarter 2016	Second Quarter 2015	Sequential Quarter Change	Year- Over- Year Change	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	385	367	376	4.9%	2.4%	-0.4%	-14.2%
Aluminum	50	46	50	8.7%	—%	-3.7%	-13.2%
Stainless steel	68	62	60	9.7%	13.3%	-2.2%	-21.1%

	Net Sales (Dollars in millions)
	Second Quarter 2016	First Quarter 2016	Second Quarter 2015	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	$370	$354	$421	4.5%	-12.1%
Aluminum	178	170	205	4.7%	-13.2%
Stainless steel	178	166	199	7.2%	-10.6%

Six Months Ended June 30 Business Metrics

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015	Year-Over-Year Change
Tons shipped (In thousands)	983	964	2.0%
Average selling price/ton	$1,467	$1,772	-17.2%
Average cost/ton	1,151	1,444	-20.3%
Average cost/ton, excluding LIFO	1,173	1,495	-21.5%

Six Months Ended June 30 Major Product Metrics

	Tons Shipped (Tons in thousands)			Average Selling Price per Ton Shipped
	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015	Year- Over-Year Change	Year-Over-Year Change
Carbon steel	750	743	0.9%	-18.1%
Aluminum	97	98	-1.0%	-12.4%
Stainless steel	131	118	11.0%	-22.6%

	Sales (Dollars in millions)
	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015	Year-Over-Year Change
Carbon steel	$717	$867	-17.3%
Aluminum	351	405	-13.3%
Stainless steel	347	404	-14.1%

Earnings Call Information

The company will host a conference call to discuss its second quarter 2016 results on Wednesday, August 10, at 10 a.m. Eastern Time. Participants may access the conference call by dialing 888-481-2845 (U.S., Canada) and 719-457-2654 (International) and using conference ID 8495461. The call will also be broadcast live in the Investor Relations section of the company’s Internet site, ir.ryerson.com. A replay will be available on the site for 90 days.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Canada, Mexico and China. The company serves a variety of industries, including customers making products or equipment for the commercial ground transportation, metal fabrication and machine shops, industrial machinery and equipment, consumer durables, HVAC, construction, food processing and agriculture, as well as oil and gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,400 employees in approximately 100 locations. For more information, visit Ryerson at www.ryerson.com.

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2016		2015	First Six Months Ended June 30,
	Second Quarter	First Quarter	Second Quarter
				2016	2015
NET SALES	$739.8	$702.6	$840.4	$1,442.4	$1,708.4

Cost of materials sold	576.8	555.0	674.6	1,131.8	1,392.6

Gross profit	163.0	147.6	165.8	310.6	315.8

Warehousing, delivery, selling, general and administrative	113.1	109.3	114.2	222.4	230.6
Impairment charges on fixed assets	—	—	1.4	—	1.4

OPERATING PROFIT	49.9	38.3	50.2	88.2	83.8

Other income and (expense), net (1)	(18.3)	5.3	(0.6)	(13.0)	(11.9)
Interest and other expense on debt	(21.9)	(22.0)	(23.8)	(43.9)	(49.1)

INCOME BEFORE INCOME TAXES	9.7	21.6	25.8	31.3	22.8

Provision for income taxes	4.3	8.1	10.2	12.4	10.0

NET INCOME	5.4	13.5	15.6	18.9	12.8

Less: Net loss attributable to noncontrolling interest	(0.2)	—	(0.2)	(0.2)	(0.5)

NET INCOME ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$5.6	$13.5	$15.8	$19.1	$13.3

EARNINGS PER SHARE

Basic	$0.17	$0.42	$0.49	$0.60	$0.41

Diluted	$0.17	$0.42	$0.49	$0.59	$0.41

Shares outstanding - basic	32.1	32.1	32.0	32.1	32.0
Shares outstanding - diluted	32.2	32.1	32.0	32.2	32.0

Supplemental Data:

Tons shipped (000)	505	478	488	983	964
Shipping days	64	64	64	128	127

Average selling price/ton	$1,465	$1,470	$1,722	$1,467	$1,772
Gross profit/ton	323	309	340	316	328
Operating profit/ton	99	80	103	90	87

LIFO income, net per ton	(14)	(31)	(76)	(22)	(51)

LIFO income, net	$(7.0)	$(14.8)	$(37.0)	$(21.8)	$(49.0)

Depreciation and amortization expense	10.7	10.9	11.1	21.6	22.2

Cash flow from operating activities	(44.4)	47.0	61.3	2.6	162.9
Capital expenditures	(7.9)	(5.4)	(7.0)	(13.3)	(12.7)

(1)	The first quarter 2016 includes a gain of $8.2 million on the repurchase of debt. The second quarter 2016 includes a loss of $15.1 million on the repurchase of debt and an other-than-temporary impairment charge of $2.8 million related to our investment in an available-for-sale security. The first six months 2016 include a loss of $6.9 million on the repurchase of debt and an other-than-temporary impairment charge of $2.8 million related to our investment in an available-for-sale security. The first six months of 2015 include an other-than-temporary impairment charge of $12.3 million related to our investment in an available-for-sale security.

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation

See Schedule 3 for EPS reconciliation

See Schedule 4 for Pro forma net debt schedule

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$74.5	$63.2
Restricted cash	1.1	1.2
Receivable, less provision for allowances, claims and doubtful accounts of $5.1 in 2016 and $5.2 in 2015	360.9	305.7
Inventories	599.9	555.8
Prepaid expenses and other current assets	32.7	32.8

Total current assets	1,069.1	958.7

Property, plant and equipment, at cost	662.2	654.5
Less: accumulated depreciation	267.8	254.2

Property, plant and equipment, net	394.4	400.3

Deferred income taxes	14.7	31.8
Other intangible assets	43.4	46.2
Goodwill	103.2	103.2
Deferred charges and other assets	5.2	5.0

Total assets	$1,630.0	$1,545.2

Liabilities
Current liabilities:
Accounts payable	$281.3	$206.3
Salaries, wages and commissions	39.0	26.3
Other accrued liabilities	41.5	52.0
Short-term debt	18.5	22.0
Current portion of deferred employee benefits	9.2	9.1

Total current liabilities	389.5	315.7

Long-term debt	1,009.9	1,001.5
Deferred employee benefits	308.0	327.7
Taxes and other credits	34.7	41.1

Total liabilities	1,742.1	1,686.0

Commitments and contingencies
Redeemable noncontrolling interest	(0.2)	0.1

Equity
Ryerson Holding Corporation stockholders' equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2016 and 2015	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized:
32,312,200 shares issued at 2016 and 2015	0.3	0.3
Capital in excess of par value	303.3	302.6
Accumulated deficit	(111.8)	(130.9)
Treasury stock, at cost - Common stock of 212,500 shares in 2016 and 2015	(6.6)	(6.6)
Accumulated other comprehensive loss	(298.2)	(307.0)

Total Ryerson Holding Corporation Stockholders' Equity	(113.0)	(141.6)

Noncontrolling interest	1.1	0.7

Total Equity (Deficit)	(111.9)	(140.9)

Total Liabilities and Stockholders' Equity	$1,630.0	$1,545.2

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO

(Dollars in millions)

	2016		2015	First Six Months Ended June 30,
	Second Quarter	First Quarter	Second Quarter
				2016	2015
Net income attributable to Ryerson Holding Corporation	$5.6	$13.5	$15.8	$19.1	$13.3
Interest and other expense on debt	21.9	22.0	23.8	43.9	49.1
Provision for income taxes	4.3	8.1	10.2	12.4	10.0
Depreciation and amortization expense	10.7	10.9	11.1	21.6	22.2

EBITDA	$42.5	$54.5	$60.9	$97.0	$94.6
Reorganization	1.8	1.3	2.2	3.1	3.7
Foreign currency transaction (gains) losses	0.3	2.9	0.5	3.2	(1.1)
(Gain) loss on retirement of debt	15.1	(8.2)	0.2	6.9	0.7
Impairment charges on assets	2.8	—	1.4	2.8	13.7
Purchase consideration and other transaction costs	0.4	1.5	1.1	1.9	2.6
Other adjustments	0.1	—	(0.1)	0.1	(0.1)

Adjusted EBITDA	$63.0	$52.0	$66.2	$115.0	$114.1

Adjusted EBITDA	$63.0	$52.0	$66.2	$115.0	$114.1
LIFO income, net	(7.0)	(14.8)	(37.0)	(21.8)	(49.0)

Adjusted EBITDA, excluding LIFO income, net	$56.0	$37.2	$29.2	$93.2	$65.1

Net sales	$739.8	$702.6	$840.4	$1,442.4	$1,708.4

Adjusted EBITDA, excluding LIFO income, net, as a percentage of net sales	7.6%	5.3%	3.5%	6.5%	3.8%

Gross profit	$163.0	$147.6	$165.8	$310.6	$315.8

Gross margin	22.0%	21.0%	19.7%	21.5%	18.5%

Gross profit	$163.0	$147.6	$165.8	$310.6	$315.8
LIFO income, net	(7.0)	(14.8)	(37.0)	(21.8)	(49.0)

Gross profit, excluding LIFO income, net	$156.0	$132.8	$128.8	$288.8	$266.8

Gross margin, excluding LIFO income, net	21.1%	18.9%	15.3%	20.0%	15.6%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales. We have excluded LIFO expense (income), net from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, and Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income and Earnings per Share Excluding Impairment Charges

on Assets and (Gain) Loss on Retirement of Debt

(Dollars and Shares in Millions, Except Per Share Data)

	2016		2015	First Six Months Ended June 30,
	Second Quarter	First Quarter	Second Quarter
				2016	2015
Net income attributable to Ryerson Holding Corporation	$5.6	$13.5	$15.8	$19.1	$13.3

Impairment charges on assets	2.8	—	1.4	2.8	13.7
(Gain) loss on retirement of debt	15.1	(8.2)	0.2	6.9	0.7
Provision (benefit) for income taxes	(6.6)	2.9	(0.2)	(3.7)	(5.3)

Net income attributable to Ryerson Holding Corporation, excluding impairment charges on assets and (gain) loss on retirement of debt	$16.9	$8.2	$17.2	$25.1	$22.4

Earnings per share, excluding impairment charges on assets and (gain) loss on retirement of debt

Basic	$0.53	$0.26	$0.54	$0.78	$0.70

Diluted	$0.52	$0.26	$0.54	$0.78	$0.70

Shares outstanding - basic	32.1	32.1	32.0	32.1	32.0

Shares outstanding - diluted	32.2	32.1	32.0	32.2	32.0

Note:	Net income and Earnings per share excluding impairment charges on assets and (gain) loss on retirement of debt is presented to provide a means of comparison with periods that do not include impairment charges on assets and gains or losses on retirement of debt.

Schedule 4

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Pro Forma Net Debt

(Dollars in Millions)

	June 30, 2016	As Adjusted for July 2016 Equity Offering (1)	June 30, 2016 Pro forma
Ryerson Credit Facility	$330.1	$(22.1)	$308.0
11.25% Senior Notes due 2018	48.5	(48.5)	—
11.00% Senior Notes due 2022	650.0	—	650.0
Foreign debt	18.5	—	18.5
Unamortized debt issuance costs	(18.7)	0.3	(18.4)

Total debt	1,028.4	(70.3)	958.1

Cash and cash equivalents	74.5	—	74.5
Marketable securities	2.3	—	2.3

Total cash and marketable securities	76.8	—	76.8

Net debt	$951.6		$881.3

(1)	As Adjusted for July 2016 Equity Offering assumes the repurchase, redemption, defeasance or other repayment or retirement of all of the outstanding 11.25% Senior Notes due 2018, that is expected to occur before the end of 2016.